SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934


Check the appropriate box

[ X ] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-
5(d)(2)
[   ] Definitive Information Statement


                          CELEBRITY ENTERTAINMENT, INC.
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[ X ] $125 per Exchange Act Rules 0-11(c)(1)(ii) or 14c-5(g)

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

No Exhibit Index
Total Number of Pages:



                          CELEBRITY ENTERTAINMENT, INC.

                            NOTICE OF ACTION TAKEN BY
                    WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

                                OCTOBER 14, 1996

      To the Shareholders of CELEBRITY ENTERTAINMENT, INC.:

      The majority shareholders of Celebrity Entertainment, Inc., a Delaware corporation (the "Company"), holding 7,680,313 votes out of a total of 13,816,605 votes, or 55.6%, with respect to common and preferred stock, which vote together as a class, have submitted to the Company written consents of shareholders requesting and consenting to the following:

      1) The Company's effectuating a reverse stock split of the Company's Common Stock as soon as practicable on the basis of one share for every fifty shares outstanding, issuing one whole share in lieu of any fraction of a share otherwise issuable, and maintaining the number of authorized shares at the current levels;

      2) The amendment of the Company's By-Laws so as to provide for staggered, three-year terms of members of the Board of Directors; and

      3) The election of James J. McNamara to serve as the director of the first class, until the third annual meeting following the effective date of the consents; the election of J. William Metzger to serve as the director of the second class, until the second annual meeting following the effective date of the consents; and the election of David J. Critchfield to serve as the director of the third class, until the first annual meeting following the effective date of the consents.



      This Information Statement is being sent to all shareholders of the Company to inform you that the above actions will be taken by the Company as soon as possible, but no earlier than November 4, 1996.

                                          By Order of the Board of Directors,


Palm Beach, Florida                       J. William Metzger, Secretary
October 14, 1996




                          CELEBRITY ENTERTAINMENT, INC.

214 Brazilian Avenue
Suite 400
                            Palm Beach, Florida 33480
                            Telephone (561) 659-3832

                              INFORMATION STATEMENT

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY



      This Information Statement is first being sent to stockholders on or about October 14, 1996.

      The Company's Annual Report on Form 10-KSB for fiscal year 1995 is being furnished to all stockholders herewith.

                                     ACTIONS
                          TO BE EFFECTUATED PURSUANT TO
                    WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

      On [       ], the majority stockholders of Celebrity Entertainment, Inc.
(the "Company") delivered to the Company signed, written consents directing that the Company effectuate a reverse stock split of its shares of Common Stock on a one-for-fifty basis; that the Company's By-Laws be amended so as to provide for staggered, three-year terms of members of the Board; and that James J. McNamara be elected Director for a three-year term, J. William Metzger be elected Director for a two-year term, and David J. Critchfield be elected Director for a one-year term.

      On the date of delivery to the Company of the consents, the directors held a special meeting resolving to take the directed actions as soon as practicable. The record date for determination of whether the consents delivered represented a majority of all stockholders entitled to vote on the matter was fixed at such date of delivery of the consent and the directors' meeting, in accordance with Delaware law. The consents so delivered to the Company represent stockholders who together on the record date held a majority of votes with respect to the Company's outstanding common and preferred stock. Thus the reverse split, amendment to By-Laws and election of Directors have been duly authorized by shareholder action and, except with respect to the election of Directors, by Director action, and no further shareholder or board consents are necessary. Pursuant to regulations of the Securities and Exchange Commission, the actions may not be taken any earlier than 20 days after the date of mailing of this Information Statement to the Company's shareholders. The actions will be taken as soon as possible after such date.

      Delaware law does not provide for any appraisal rights or rights of dissenters with respect to any of the matters directed by the majority shareholders' written consents.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

      As of [     ], the number of shares of Common Stock outstanding at the
close of business was [       ] shares, each share being entitled to one vote.
The number of shares of Preferred Stock outstanding at the close of business on the same date was 589,000 shares, each share being entitled to two-fifths of one vote, which totals 235,600 votes.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following table sets forth, as of [            ], certain information
as to the Common Stock of the Company beneficially owned by (i) each person known by the Company to own more than 5% of the Company's Common Stock,
(ii) each director of the Company, (iii) each of the named executive officers; and (iv) all officers and directors as a group.

Name and Address of                       Common                Percent of
Beneficial Owner                          Stock               Common Stock Owned

James J. McNamara
214 Brazilian Avenue, Suite 400
Palm Beach, FL 33480                     174,786(1)                   1.3 %

J. William Metzger
214 Brazilian Avenue, Suite 400
Palm Beach, FL 33480                     174,786(1)                   1.3 %

David J. Critchfield
214 Brazilian Avenue, Suite 400
Palm Beach, FL 33480                         0                        0 %

All Officers and Directors
    As A Group (3 persons)                349,572                     2.5 %



(1) Includes 74,786 shares directly owned and 100,000 shares beneficially owned pursuant to options currently exercisable.

                             EXECUTIVE COMPENSATION

      The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years by the Company's Chief Executive Officer during the last fiscal year and the Company s most highly compensated executive officers who served as such during fiscal 1995 whose total annual salary and bonus exceeded $100,000. The Company had one Chief Executive Officer during fiscal 1995.

                           SUMMARY COMPENSATION TABLE

                                                                  Long Term Compensation
                        Annual Compensation                      Awards            Payouts

                                            Other          Restricted                            All Other
 Name and                                   Annual           Stock      Options/      LTIP       Compen-
 Principal      Year   Salary    Bonus     Compensa-         Awards      SARs (#)  Payments (#)  sation
 Position              ($) (1)    ($)        tion             ($)                                    ($)
                                           ($) (1)

James J.
McNamara        1995    26,250(2)  -         103,511(3)        -       50,000(4)(5)     -              -
CEO                                                                    50,000(5)(6)
                1994     3,342     -           -               -      250,000(7)        -              -
                        42,925(2)

                1993     -         -           -               -         -              -              -

J. William
Metzger         1995    26,250(2)  -         103,511(3)        -       50,000(4)(5)     -              -
                                                                       50,000(5)(6)
                1994     3,342     -           -               -      125,000(7)        -              -
                        42,925(2)

Chief Executive 1993     -         -           -               -         -              -              -
  Officer(1)


(1) Mr. McNamara became Chief Executive Officer of the Company in June 1993. His compensation for his services as Chief Executive Officer of the Company commenced as of the closing of the Company's Public Offering in January 1994.
(2) Earned but not paid.
(3) This figure represents the fair market value of common stock received upon cashless exercise of stock option for forgiveness of indebtedness, minus the amount of indebtedness forgiven.
(4) Exercise price $0.50 per share.  Currently outstanding, expiring 9/1/98.
(5) All options indicated were granted in consideration of Messrs. McNamara's and Metzger's waiving earned but unpaid salary in the amount of $42,925 each for 1994 and $26,250 each for 1995.
(6) Exercise price $2.50 per share.  Currently outstanding, expiring 9/1/98.
(7) Cancelled by agreement.

Stock Options

      The following table sets forth certain information with respect to options exercised during fiscal 1995 by the executive officers named in the Summary Compensation Table, and with respect to unexercised options held by such individuals at the end of fiscal 1995.

                   Option/SAR Grants in Last Fiscal Year
[S]                 [C]            [C]        [C]         [C]
                              Individual Grants
                                   % of
                                   Total
                                   Options/
                    Number of      SARs
                    Securities     Granted
                    Underlying     to          Exercise
                    Options/SARs   Employees   or Base
                    Granted        in Fiscal   Price      Expiration
Name                (#)            Year        ($/Share)  Date

James J.            100,000        33.3%        $0.50      9/98
McNamara             50,000        16.7%         2.50      9/98

J. William          100,000        33.3%        $0.50      9/98
Metzger              50,000        16.7%         2.50      9/98



      Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values
Name              Shares                  Number of Securities        Value of
                  Acquired On   Value     Underlying Unexercised      in the
                  exercise (#)  Realized  Options/SAR's at FY-        Money Options/SAR's
                                          End (#)                     at FY-End ($)
                                          Exercisable  Unexercisable  Exercisable  Unexercisable

James J.            50,000     $102,500    100,000        0           $100,000       0
McNamara

J. William          50,000     $102,500    100,000        0           $100,000       0
Metzger


      Mr. McNamara and Mr. Metzger are each a party to an employment agreement with the Company providing for their services until December 31, 1998 at a current annual salary of $55,125 each with a 5% annual escalation.

      Directors are not compensated for their services as members of the Board of Directors of the Company.

          CORPORATE ACTIONS TO BE TAKEN PURSUANT TO SHAREHOLDER CONSENT

                             ITEM 1:  REVERSE SPLIT

      The first action to be effectuated pursuant to the majority shareholders' written consents are a reverse split of the Company's common stock on a one-for-fifty basis. When the reverse split is effectuated, every fifty outstanding common shares will automatically be converted into one outstanding share. One whole share will be issued in lieu of any fractional share otherwise issuable. The trading price of the Company's shares will be adjusted by the Nasdaq to reflect the reverse split on the date of the transaction. The reverse stock split will be effectuated by filing with the Secretary of State of Delaware the Certificate of Amendment in the form attached to this Statement as Exhibit A. Replacement certificates evidencing the split will be issued on an as-traded basis; i.e., no transmittal letters or other instructions will be sent to shareholders.

      The reverse stock split is anticipated to cause the trading price of the Company's shares to meet Nasdaq requirements, which the Company's shares currently do not meet. The common shares issuable in the reverse split will be identical to the shares currently outstanding. Shareholder rights will not be affected other than with respect to the actual number of shares held and the trading price per share.

      The Company is currently authorized to issue 25,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. As of the Record Date there were
[     ] shares of the Company's Common Stock outstanding and 589,000 shares of
Class A 8% Convertible Preferred Stock outstanding. The Company's Certificate of Incorporation will not be amended with respect to the number of authorized shares of Common Stock or Preferred Stock. After the reverse split, the number and percentage of the shares of the Company's Common Stock that are authorized
but unissued will increase from [    ] or [ % ] of the authorized shares to [
 ] or [   %} of the authorized shares.  This effectively constitutes an increase in the number and proportion of shares of the Company's Common Stock that are available for future issuance without further stockholder approval.

      The reverse split is anticipated to cause the Company's Common Stock to meet the minimum bid price required for continued listing on the Nasdaq. If the Company's Common Stock is not listed on the Nasdaq, the Company's Common Stock would be subject to certain rules imposing additional sales practice requirements on broker-dealers. Because of such regulations, brokerage firms often adopt internal policies or practices which discourage brokers from recommending lower-priced stocks because of the burden of compliance with such regulations and the general presumption that such stocks are speculative. Management believes that the reverse split will result in a price level for the Company's Common Stock which will allow continued quotation of the Common Stock on the Nasdaq and reduced chances of the Common Stock's being subject to the above-described regulations, policies or practices. However, there can be no assurance that the reverse stock split will enable the Common Stock to continue to be listed on the Nasdaq or that any increase in the per share market value will occur or be sustained for any period of time.

                   ITEM 2: AMENDMENT TO THE COMPANY'S BY-LAWS

      The second item to be effectuated pursuant to the majority shareholders' written consents is an amendment to the Company's By-Laws so as to provide for staggered three-year terms of the members of the Board. The text of the resolution is set forth on Exhibit B hereto. The effect of the amendment, in conjunction with the election of directors set forth below, is to provide that Mr. McNamara will serve as director until the third Annual Meeting after the consent; Mr. Metzger will serve as director until the second Annual Meeting after the consent; and Mr. Critchfield will serve as director until the first Annual Meeting after the consent. Directors elected at any Annual Meeting subsequent to the consent will each be elected for a three-year term. Vacancies which occur during the year may be filled by the Board of Directors to serve for the remainder of the full term.

                          ITEM 3: ELECTION OF DIRECTORS

      The third item to be effectuated pursuant to the majority shareholders' written consents is the election of directors. Mr. McNamara has been elected director for a three-year term; Mr. Metzger for a two-year term; and Mr. Critchfield for a one-year term.

      James J. McNamara, age 47, has been the President, Chief Executive Officer and a director of the Company since June 1993 and founded Production Services International, Inc. ("PSI") in 1991. During 1993-1994 Mr. McNamara created and executively produced 61 half-hour episodes of "The NEWZ" television series for PSI, which was acquired by the Company in 1993. In 1986, Mr. McNamara formed Entertainment, Inc., a Florida corporation which became the managing general partner of Premiere, Ltd., a limited partnership formed to develop motion pictures and television projects. Premiere, Ltd. developed a portfolio of projects including "Super Force," a half-hour action-adventure television series produced in association with Viacom Enterprises, which also distributed the series worldwide in first-run syndication. From 1988 until 1991, Mr. McNamara created and executively produced 48 episodes of "Super-Force." Prior to that time he developed various motion picture properties while maintaining offices at Twentieth Century-Fox in Los Angeles. Mr. McNamara has been involved in the music and entertainment business since 1971. Mr. McNamara is Chairman of DeNovo Corporation, an Ontario, Canada corporation quoted on the Nasdaq Smallcap market which is engaged in the publishing and distribution of several lifestyle and entertainment periodicals. Mr. McNamara holds no directorships in any other companies with a class of securities registered on a national exchange or which are required to file annual, quarterly or other periodic reports with the Commission.

      J. William Metzger, age 47, has been Executive Vice President, Chief Financial Officer, Controller, Secretary, Treasurer and a director of the Company since June 1993 at which time the Company acquired PSI. Mr. Metzger has worked with Mr. McNamara since 1981 as a development executive in the offices at Twentieth Century- Fox and as Executive Vice-President of Entertainment, Inc. and PSI and as a control person of Premiere. Mr. Metzger holds no directorships in any other company with a class of securities registered on a national exchange or which is required to file annual, quarterly, or other periodic reports with the Commission. During the past five years, Mr. Metzger has principally been involved in the production of television projects and the management of the Company.

      David J. Critchfield, age 44, has been a director of the Company since May, 1995. He has been the Secretary and Treasurer of TeleMatrix, Inc., a privately-held telephone manufacturer and retailer based in Coral Springs, Florida, since its inception in November, 1992. From 1990 until 1992 he served as Vice President and Secretary/Treasurer of TeleConcepts, Inc., a publicly traded company involved in the telecommunications industry. From 1985 through 1990, Mr. Critchfield was Treasurer and Controller of Petro 85, Inc., an oil and gas drilling and production company located in Kansas.

             Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater-than-10% shareholders are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file.

      As of the date of this filing, the Company had not received required [number] Forms 4 or 5 from Messrs. McNamara and Metzger.




                       EXHIBIT A TO INFORMATION STATEMENT

           CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF
                          CELEBRITY ENTERTAINMENT, INC.

      Celebrity Entertainment, Inc., a Delaware corporation, hereby certifies that the following amendment to its Certificate of Incorporation has been duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware by the directors and shareholders of the corporation.

      ARTICLE FOURTH of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

      FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 27,000,000 shares, which shall be divided into classes as follows: (i) 25,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"), and
      (ii) 2,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

            The Preferred Stock shall have such other designations, preferences, and such relative, participating, optional or other special rights as may be fixed by the corporation's Board of Directors, with such qualifications, limitations or restrictions of such preferences or rights as shall be stated and expressed in this paragraph Fourth or in the resolution or resolutions as may be adopted from time to time by the Board of Directors in accordance with the laws of the State of Delaware.

            Every fifty shares of Common Stock, $.0001 par value per share, of the corporation outstanding or held in treasury immediately prior to the effective date of this Amendment to Article Fourth of the corporation's Certificate of Incorporation (the "Pre-Reverse Common Stock") shall, without any action on the part of the respective holders thereof, be reclassified as and changed into one share of the corporation's common stock as it is constituted immediately after the effective date of this Amendment (the "Post-Reverse Common Stock"). No fractional shares of Post-Reverse Common Stock shall be issued upon such reclassification and conversion, and the number of shares of Post-Reverse Common Stock to be issued to each holder of record shall be rounded up to the nearest whole share. The capital of the corporation attributable to the shares of Post-Reverse Common Stock into which the Pre-Reverse Common Stock shall be reclassified and changed in the aggregate shall be the same as the capital of the corporation attributable to the shares of Pre-Reverse Common Stock so reclassified and changed. Each stock certificate that, immediately prior to the time that this Amendment becomes effective, represents shares of Pre-Reverse Common Stock shall, from and after the time that this Amendment becomes effective, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of Post-Reverse Common Stock as shall be determined hereby.

This Amendment shall become effective on [effective date].

      IN WITNESS WHEREOF, the undersigned, the duly elected and incumbent Executive Vice President of Celebrity Entertainment, Inc., has set his hand this _____ day of ______, 1996.


                                          J. William Metzger, Exec. Vice
                                          President

                       EXHIBIT B TO INFORMATION STATEMENT

                       AMENDMENT TO THE COMPANY'S BY-LAWS

      The Company's By-Laws shall be amended as follows.

Section 2.1 of Article II of the Company's By-Laws shall be amended in its entirety so as to read as follows:

      Section 2.1. Number and Term of Office. The business and property of the corporation shall be managed and controlled by the board of directors. The number of directors which shall constitute the whole board shall be not fewer than three (two if there are two stockholders and one if there is one stockholder) nor more than nine. Within the limits above specified, the number of directors shall be determined by the board of directors pursuant to a resolution adopted by a majority of the directors then in office. The directors shall be divided into three classes. A director's term of office (subject to the provisions, if any, of the Certificate of Incorporation and to the provisions of the Delaware Corporation Law) shall be from the date on which he is elected or appointed until the third annual meeting following such election or appointment; provided, however, that on the first date on which directors are elected pursuant hereto, the director(s) in the first class, who shall be specified by name, shall be elected to serve until the third annual meeting after such election; the director(s) in the second class, who shall be specified by name, shall be elected to serve until the second annual meeting after such election; and the director(s) in the third class, who shall be specified by name, shall be elected to serve until the first annual meeting after such election. Each director shall hold office for the term for which elected and until his or her successor shall be elected and shall qualify. Directors need not be stockholders.

The second sentence of Section 2.2 of Article II of the Company's By-Laws shall be amended so as to read as follows:

      All directors elected to fill vacancies shall hold office for the entire remainder of the term applicable to such vacant seat(s).